Exhibit 99.1

FOR IMMEDIATE RELEASE:

MEDALLION BANK REPORTS 2021 SECOND QUARTER RESULTS AND DECLARES SERIES F PREFERRED STOCK DIVIDEND

SALT LAKE CITY, UT – July 30, 2021 – Medallion Bank (Nasdaq: MBNKP, “the Bank”), an FDIC-insured bank providing consumer loans for the purchase of recreational vehicles, boats, and home improvements, along with loan origination services to fintech partners, announced today its 2021 second quarter results. The Bank is a wholly owned subsidiary of Medallion Financial Corp. (Nasdaq: MFIN).

2021 Second Quarter Highlights

•	Record quarterly net income of $17.5 million compared to net income of $1.8 million in the prior year period.

•	Quarterly net interest income of $33.1 million, compared to $28.1 million in the prior year period.

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Quarterly benefit for loan losses was $0.4 million, driven by lower consumer borrower defaults and recoveries from previous period loan losses, compared to a quarterly provision of $16.4 million in the prior year period.

•	Net charge-offs were 3.93% of average loans outstanding, compared to 1.38% in the prior year period.

•	Recreation and home improvement loans in a state of delinquency were 1.6% of the total combined recreation and home improvement loan portfolios.

•	The gross recreation and home improvement loan portfolios grew 12% and 31%, respectively, from June 30, 2020.

•	Total assets were $1.4 billion, and the Bank had $242.2 million in capital and a Tier 1 leverage ratio of 18.09% as of June 30, 2021.

Donald Poulton, President and Chief Executive Officer of Medallion Bank, stated, “The performance of our consumer lending businesses continues to be reflected in our bottom-line results. For three consecutive quarters, we have delivered a return on assets above 3%, and a return on equity over 20%, levels that demonstrate our impressive margins and strength of our earnings stream. Earnings for the quarter were a record $17.5 million and follow two quarters of more than $13 million in net income. We expect our strong capital position will continue to allow us to grow the loan portfolios in our two key segments while we adhere to our high credit quality standards, both of which are key components of the Bank’s strategy.”

Recreation Lending Segment

•	The Bank’s recreation loan portfolio grew 12.2% to $891.6 million as of June 30, 2021, compared to $794.4 million at June 30, 2020.

•	Net interest income for the second quarter was $26.0 million compared to $23.8 million in the prior year period.

•	Recreation loans were at 70% of loans receivable as of June 30, 2021, as compared to 67% at June 30, 2020.

•	The provision for recreation loan losses was $1.0 million, compared to $8.3 million in the prior year period.

•	Recreation loan delinquencies 90 days or more past due were $2.8 million, or 0.3% of gross recreation loans, as of June 30, 2021, compared to $3.5 million, or 0.5%, at June 30, 2020.

Home Improvement Lending Segment

•	The Bank’s home improvement loan portfolio grew 30.5% to $368.4 million as of June 30, 2021, compared to $282.3 million at June 30, 2020.

•	Net interest income for the second quarter was $7.3 million compared to $5.1 million in the prior year period.

•	Home improvement loans were 29% of loans receivable as of June 30, 2021, as compared to 24% at June 30, 2020.

•	The provision for home improvement loan losses was $0.7 million, compared to $0.8 million in the prior year period.

•	Home improvement loan delinquencies 90 days or more past due were $69,000, or 0.02% of gross home improvement loans as of June 30, 2021, compared to $137,000, or 0.05%, at June 30, 2020.

Medallion Lending Segment

•	Medallion loans were 1.0% of the Bank’s total loans receivable as of June 30, 2021.

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Total gross exposure of the segment (which is net of loan loss allowance and includes loans in process of foreclosure and remarketed assets) declined to $38.6 million, or 2.7% of total assets, as of June 30, 2021.

Unless otherwise specified, loan portfolios are presented net of deferred loan acquisition costs.

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On July 29, 2021, the Bank’s Board of Directors declared a quarterly cash dividend of $0.50 per share on the Bank’s Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series F, which trades on the Nasdaq Capital Market under the ticker symbol “MBNKP.” The dividend is payable on October 1, 2021 to holders of record at the close of business on September 15, 2021.

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About Medallion Bank

Medallion Bank specializes in providing consumer loans for the purchase of recreational vehicles, boats and home improvements, and offering loan origination services to fintech partners. The Bank works directly with thousands of dealers, contractors and financial service providers serving their customers throughout the United States. Medallion Bank is a Utah-chartered, FDIC-insured industrial bank headquartered in Salt Lake City and is a wholly owned subsidiary of Medallion Financial Corp. (Nasdaq: MFIN).

For more information, visit www.medallionbank.com

Please note that this press release contains forward-looking statements that involve risks and uncertainties relating to business performance, cash flow, costs, sales, net investment income, earnings, returns and growth. These statements are often, but not always, made through the use of words or phrases such as “believe,” “continue to,” “expect,” “should”, “strategy,” and “will” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These statements relate to our future earnings, returns, capital levels, growth prospects, asset quality and pursuit of our strategy. Medallion Bank’s actual results may differ significantly from the results discussed in such forward-looking statements. For a description of certain risks to which Medallion Bank is or may be subject, please refer to the factors discussed under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” included in Medallion Bank’s Form 10-K for the year ended December 31, 2020, and in its Quarterly Reports on Form 10-Q, filed with the FDIC. Medallion Bank’s Form 10-K, Form 10-Qs and other FDIC filings are available in the Investor Relations section of Medallion Bank’s website. In addition, Medallion Bank’s financial results for any period are not necessarily indicative of Medallion Financial Corp.’s results for the same period.

Company Contact:

Investor Relations

212-328-2176

InvestorRelations@medallion.com

MEDALLION BANK

STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended June 30,
(In thousands)	2021	2020
Total interest income	$37,594	$33,989
Total interest expense	4,465	5,920

Net interest income	33,129	28,069

Provision (benefit) for loan losses	(374)	16,437

Net interest income after provision for loan losses	33,503	11,632

Other income (loss)
Write-downs of loan collateral in process of foreclosure and other assets	(1,424)	(655)
Other non-interest income	442	49

Total other loss	(982)	(606)

Non-interest expense
Salaries and benefits	2,798	2,552
Loan servicing	2,704	2,833
Collection costs	1,120	1,141
Regulatory fees	456	236
Professional fees	474	418
Occupancy and equipment	187	228
Other	866	1,036

Total non-interest expense	8,605	8,444

Income before income taxes	23,916	2,582
Provision for income taxes	6,397	761

Net income	$17,519	$1,821

MEDALLION BANK BALANCE SHEETS (UNAUDITED)
(In thousands)	June 30, 2021	December 31, 2020	June 30, 2020
Assets
Cash and federal funds sold	$61,563	$58,977	$87,872
Investment securities, available-for-sale	48,307	46,792	47,495
Loans, inclusive of net deferred loan acquisition costs	1,274,846	1,167,748	1,181,380
Allowance for loan losses	(52,799)	(65,557)	(78,574)

Loans, net	1,222,047	1,102,191	1,102,806
Loan collateral in process of foreclosure	32,768	35,557	24,901
Fixed assets and right-of-use assets, net	3,308	3,418	3,631
Deferred tax assets	7,936	11,839	15,394
Due from affiliates	—	3,298	—
Income tax receivable	—	549	—
Accrued interest receivable and other assets	33,911	28,746	35,459

Total assets	$1,409,840	$1,291,367	$1,317,558

Liabilities and shareholders’ equity
Deposits and other funds borrowed	$1,152,068	$1,065,398	$1,075,319
Accrued interest payable	1,196	1,515	1,734
Income taxes payable	4,643	—	4,887
Other liabilities	10,256	5,980	10,994
Due to affiliates	(487)	—	1,141

Total liabilities	1,167,676	1,072,893	1,094,075

Total shareholders’ equity	242,164	218,474	223,483

Total liabilities and shareholders’ equity	$1,409,840	$1,291,367	$1,317,558

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